UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2025

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22F - 810 Seventh Avenue,
New York, NY 10019

(Address of Principal Executive Offices) (Zip code)

+1-347- 2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 1.01 Entry Into a Material Definitive Agreement

On May 2, 2025, GD Culture Group Limited. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchasers”) for the sale of 1,115,600 shares of common stock (the “Shares”) at $0.524 per share and 9,380,582 pre-funded warrants (the “Pre-Funded Warrants”) at $0.523 per warrant (the “Offering”). The Company will receive gross proceeds in the amount of $5,500,000, before deducting placement agent’s fees and accountable expenses and other estimated expenses. The Company plans to use the proceeds from the offering for working capital purposes. Pursuant to the Securities Purchase Agreement, the Company has agreed to use commercially reasonable efforts to, within sixty (60) calendar days after the date of the Securities Purchase Agreement, file a registration statement on the appropriate form providing for the resale by the Purchasers of the Shares and the shares of common stock issuable pursuant to the Pre-Funded Warrants.

Each Pre-funded Warrant is exercisable for one share of the common stock of the Company. “Pre-funded” refers to the fact that the purchase price of the Pre-Funded Warrants includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.001. The Pre-funded Warrants will be exercisable after issuance and will expire five (5) years from the date of issuance. The Registered Warrants are first exercisable the date on which the Company obtains stockholder approval approving the exercise of the Pre-Funded Warrants and will be exercisable until the Pre-Funded Warrants are exercised in full. The holder of a Pre-funded Warrant will not be deemed a holder of our underlying common stock until the Pre-funded Warrant is exercised.

In the Securities Purchase Agreement, the Purchaser represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Shares and the Pre-funded Warrants were issued and sold by the Company to the Purchasers in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In connection with the Offering, on May 2, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Univest Securities, LLC (the “Placement Agent”). The Company agreed to pay the Placement Agent a total cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this Offering. The Company has also agreed to reimburse the Placement Agent for all reasonable and out-of-pocket expenses incurred in connection with the Offering, including reasonable fees and expenses of the Placement Agent’s legal counsel and due diligence analysis up to $20,000.

The foregoing description of the Pre-Funded Warrants, the Securities Purchase Agreement and the Placement Agency Agreement is qualified in its entirety by reference to the full text of such agreement, copies of which are attached hereto as Exhibits 4.1, 10.1 and 10.2 and are incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. A copy of the press release related to the Offering entitled “GD Culture Group Limited Announces Pricing of Private Placement” is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The information contained in this Current Report on Form 8-K of the Company, are hereby incorporated by reference into the Company’s Registration Statement on Form F-3 (File No. 333-279141) and Registration Statement on Form S-8 (File No. 333-252790).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrants
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement, dated March 4, 2025, by and between GD Culture Group Limited. and Univest Securities, LLC
99.1	Press Release - GD Culture Group Limited Announces Pricing of Private Placement, dated May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD Culture Group Limited

Date: May 6, 2025	By:	/s/ Xiao Jian Wang
	Name:	Xiao Jian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board of Directors

3